EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2019

NEW YORK, Aug. 07, 2019 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the third fiscal quarter ended June 30, 2019.

HIGHLIGHTS

Quarter ended June 30, 2019 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,274.8
Net assets	$585.7
Net asset value per share	$8.74

SunTrust Credit Facility	$372.1
BNP Credit Facility	$177.1
SBA Debentures	$146.0

Yield on debt investments at quarter-end	10.1%

Operating Results:
Net investment income	$11.6
Net investment income per share	$0.17
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$116.4
Sales and repayments of investments	$84.7

Number of new portfolio companies invested	6
Number of existing portfolio companies invested	12
Number of ending portfolio companies	68

CONFERENCE CALL AT 11:00 A.M. EST ON AUGUST 8, 2019

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 11:00 a.m. (Eastern Standard Time) on Thursday, August 8, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 239-9838 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2551. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 23, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6277390.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that we are making substantial progress toward enhancing our portfolio by moving into more senior secured positions, which we believe will result in even more steady and stable coverage of our dividend over time,” said Art Penn, Chairman and CEO. “Additionally, our earnings stream will continue to improve based on a gradual increase in our debt to equity ratio, while maintaining a prudent debt profile.”

As of June 30, 2019, our portfolio totaled $1,274.8 million and consisted of $750.0 million of first lien secured debt, $288.1 million of second lien secured debt, $58.3 million of subordinated debt and $178.4 million of preferred and common equity. Our debt portfolio consisted of 88% variable-rate investments and 12% fixed-rate investments. As of June 30, 2019, we had one portfolio company on non-accrual, respectively representing 1.5% and 0.7% of our overall portfolio on a cost and fair value basis. Overall, the portfolio had net unrealized depreciation of $58.9 million as of June 30, 2019. Our overall portfolio consisted of 68 companies with an average investment size of $18.7 million, had a weighted average yield on interest bearing debt investments of 10.1% and was invested 59% in first lien secured debt, 23% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

As of September 30, 2018, our portfolio totaled $1,132.1 million and consisted of $531.4 million of first lien secured debt, $391.1 million of second lien secured debt, $48.1 million of subordinated debt and $161.5 million of preferred and common equity. Our debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $111.8 million as of September 30, 2018. Our overall portfolio consisted of 53 companies with an average investment size of $21.4 million, had a weighted average yield on interest bearing debt investments of 11.2% and was invested 47% in first lien secured debt, 35% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

For the three months ended June 30, 2019, we invested $116.4 million in six new and 12 existing portfolio companies with a weighted average yield on debt investments of 10.3%. Sales and repayments of investments for the three months ended June 30, 2019 totaled $84.7 million. For the nine months ended June 30, 2019, we invested $494.8 million in 21 new and 38 existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the nine months ended June 30, 2019 totaled $325.6 million.

For the three months ended June 30, 2018, we invested $187.9 million in five new and 12 existing portfolio companies with a weighted average yield on debt investments of 10.5%. Sales and repayments of investments for the three months ended June 30, 2018 totaled $117.7 million. For the nine months ended June 30, 2018, we invested $423.3 million in 13 new and 25 existing portfolio companies with a weighted average yield on debt investments of 10.2%. Sales and repayments of investments for the nine months ended June 30, 2018 totaled $556.4 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2019 and 2018.

Investment Income

Investment income for the three and nine months ended June 30, 2019 was $28.1 million and $84.2 million, respectively, and was attributable to $16.7 million and $45.6 million from first lien secured debt, $9.2 million and $32.7 million from second lien secured debt and $2.2 million and $5.9 million from subordinated debt, respectively. This compares to investment income for the three and nine months ended June 30, 2018 of $24.8 million and $80.7 million, respectively, and was attributable to $11.4 million and $36.7 million from first lien secured debt, $12.2 million and $36.4 million from second lien secured debt and $1.2 million and $7.6 million from subordinated debt, preferred and common equity. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2019 totaled $16.5 million and $49.2 million, respectively. Base management fee for the same periods totaled $4.7 million and $13.6 million, incentive fee totaled $2.5 million and $5.1 million, debt related interest and expenses totaled $7.8 million and $26.0 million (including $2.2 million of make-whole premium on the repayment of our 4.50% notes due 2019, or the 2019 Notes, and $2.7 million in debt issuance costs on our revolving credit facility with BNP Paribas, or the BNP Credit Facility), general and administrative expenses totaled $1.2 million and $3.6 million and provision for taxes totaled $0.3 million and $0.9 million, respectively. This compares to net expenses for the three and nine months ended June 30, 2018, which totaled $13.0 million and $41.3 million, respectively. Base management fee for the same periods totaled $3.8 million and $12.5 million (after a base management fee waiver of $0.9 million), incentive fee totaled $2.5 million and $8.0 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $5.6 million and $17.4 million and general and administrative expenses totaled $1.1 million and $3.4 million, respectively. The increase in expenses compared to the three-month period ended in the prior year was primarily due to higher leverage costs and provision for taxes. The increase in expenses compared to the nine-month period ended in the prior year was primarily due to higher leverage costs, provision for taxes, and expenses related the make-whole premium on the repayment of the 2019 Notes and the debt issuance costs on the BNP Credit Facility.

Net Investment Income

Net investment income totaled $11.6 million and $35.0 million, or $0.17 and $0.51 per share, for the three and nine months ended June 30, 2019, respectively. Net investment income totaled $11.8 million and $39.4 million, or $0.17 and $0.55 per share, for the three and nine months ended June 30, 2018, respectively. The decrease in net investment income compared to the three-month period ended in the prior year was primarily due to higher leverage costs and provision for taxes which were partially offset by higher investment income. The decrease in net investment income compared to the nine-month period ended in the prior year was primarily due to higher leverage costs, provision for taxes, and expenses related the make-whole premium on the repayment of the 2019 Notes and the debt issuance costs on the BNP Credit Facility which were partially offset by higher investment income.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2019 totaled $84.7 million and $325.6 million, respectively, and net realized losses totaled $99.6 million and $90.1 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2018 totaled $117.7 million and $556.4 million, respectively, and net realized gains totaled $17.4 million and $43.0 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facilities and the 2019 Notes

For the three and nine months ended June 30, 2019, we reported net change in unrealized depreciation on investments of $93.4 million and $52.9 million, respectively. For the three and nine months ended June 30, 2018, we reported net change in unrealized depreciation on investments of $13.9 million and $50.2 million, respectively. As of June 30, 2019 and September 30, 2018, our net unrealized depreciation on investments totaled $58.9 million and $111.8 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three and nine months ended June 30, 2019, our BNP Credit Facility and the multi-currency, senior secured revolving credit facility with SunTrust Bank, or the SunTrust Credit Facility (collectively, the Credit Facilities), and the 2019 Notes had a net change in unrealized depreciation of $0.2 million and $9.9 million, respectively. For the three and nine months ended June 30, 2018, the SunTrust Credit Facility and the 2019 Notes had a net change in unrealized depreciation of $1.6 million and $3.1 million, respectively. As of June 30, 2019, the net unrealized depreciation on the Credit Facilities totaled $11.5 million. As of September 30, 2018, the net unrealized depreciation on the SunTrust Credit Facility and the 2019 Notes totaled $1.6 million. The net change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $5.6 million and $7.7 million, or $0.08 and $0.11 per share, for the three and nine months ended June 30, 2019. Net change in net assets resulting from operations totaled $16.9 million and $35.2 million, or $0.24 and $0.50 per share, for the three and nine months ended June 30, 2018. The decrease in the net change in net assets from operations compared to the same periods in the prior year was primarily due to depreciation of the portfolio.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the nine months ended June 30, 2019 and 2018, inclusive of the fee on the undrawn commitment under the SunTrust Credit Facility, debt issuance costs on the BNP Credit Facility, prepayment penalties on the 2019 Notes and amortized upfront fees on SBA debentures, was 5.4% and 4.6%, respectively (excluding debt issuance costs and prepayment penalties, amounts were 4.6% and 4.6%, respectively).

As of June 30, 2019, PennantPark Investment Funding I, LLC, or Funding I, had $178.0 million in outstanding borrowings under the BNP Credit Facility. The BNP Credit Facility had a weighted average interest rate of 5.0% as of June 30, 2019. As of June 30, 2019, Funding I had $72.0 million of unused borrowing capacity under the BNP Credit Facility, subject to the regulatory restrictions.

As of June 30, 2019 and September 30, 2018, we had $382.6 million (including a $12.0 million temporary draw) and $80.5 million (including a $2.0 million temporary draw), respectively, in outstanding borrowings under the SunTrust Credit Facility. The SunTrust Credit Facility had a weighted average interest rate of 4.7% and 3.8%, respectively, exclusive of the fee on undrawn commitments of 0.4%, as of June 30, 2019 and September 30, 2018. As of the same periods, we had $114.5 million and $364.5 million of unused borrowing capacity under the SunTrust Credit Facility, respectively, subject to the regulatory restrictions.

As of June 30, 2019 and September 30, 2018, we had zero and $250.0 million in aggregate principal amount of 2019 Notes outstanding, respectively, with a fixed interest rate of 4.50% per year. As of June 30, 2019 and September 30, 2018, we had $150.0 million and $180.0 million in SBA debentures outstanding, respectively.

As of June 30, 2019 and September 30, 2018, we had cash and cash equivalents of $21.7 million and $19.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $146.7 million for the nine months ended June 30, 2019, and our financing activities provided cash of $148.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facilities.

Our operating activities provided cash of $173.7 million for the nine months ended June 30, 2018 and our financing activities used cash of $104.7 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and for net repayments under the SunTrust Credit Facility.

STOCK REPURCHASE PROGRAM

On May 9, 2018, we announced a share repurchase program which allowed us to repurchase up to $30 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The program expired on May 9, 2019. During the three and nine months ended June 30, 2019, we repurchased zero and 2.0 million shares of common stock, respectively, in open market transactions for an aggregate cost (including transaction costs) of zero and $14.5 million, respectively. We repurchased 4.0 million shares of common stock in open market transactions while the program was in effect for an aggregate cost (including transaction costs) of $29.5 million.

DISTRIBUTIONS

During the three and nine months ended June 30, 2019, we declared distributions of $0.18 and $0.54 per share, for total distributions of $12.1 million and $36.4 million, respectively. For the same periods in the prior year, we declared distributions of $0.18 and $0.54 per share, respectively, for total distributions of $12.6 million and $38.2 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2019	September 30, 2018
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$1,002,864,286 and $896,720,950, respectively)	1,001,919,866	$905,271,258
Non-controlled, affiliated investments (cost—$37,446,796 and $91,520,908, respectively)	30,753,466	78,078,331
Controlled, affiliated investments (cost—$293,382,082 and $255,574,317, respectively)	242,162,582	148,735,885
Total of investments (cost—$1,333,693,164 and $1,243,816,175, respectively)	1,274,835,914	1,132,085,474
Cash and cash equivalents (cost—$21,754,580 and $19,543,625, respectively)	21,744,836	19,506,154
Interest receivable	7,219,742	7,606,964
Prepaid expenses and other assets	373,782	920,235
Total assets	1,304,174,274	1,160,118,827
Liabilities
Distributions payable	12,068,118	12,429,712
BNP Credit Facility payable (cost—$178,000,000 and zero, respectively)	177,110,000	—
SunTrust Credit Facility payable (cost—$382,636,000 and $80,520,000, respectively)	372,060,191	77,645,830
2019 Notes payable (par— zero and $250,000,000, respectively)	—	251,322,500
SBA debentures payable, net (par—$150,000,000 and $180,000,000, respectively)	146,001,990	175,373,229
Base management fee payable, net	4,653,657	4,086,831
Performance-based incentive fee payable, net	2,471,086	2,964,265
Interest payable on debt	4,007,743	6,576,393
Accrued other expenses	91,965	818,172
Total liabilities	718,464,750	531,216,932
Commitments and contingencies
Net assets
Common stock, 67,045,105 and 69,053,958 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	67,045	69,054
Paid-in capital in excess of par value	789,259,509	803,729,220
Accumulated distributable net loss	(203,617,030)	(174,896,379)
Total net assets	$585,709,524	$628,901,895
Total liabilities and net assets	$1,304,174,274	$1,160,118,827
Net asset value per share	$8.74	$9.11

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Investment income:
From non-controlled, non-affiliated investments:
Interest	$19,928,284	$19,491,552	$66,484,378	$60,608,891
Payment-in-kind	1,987,294	1,585,945	4,625,804	4,545,929
Other income	530,923	1,494,072	1,992,875	5,567,138
From non-controlled, affiliated investments:
Interest	—	253,191	—	2,845,090
Payment-in-kind	—	—	—	1,807,655
From controlled, affiliated investments:
Interest	3,435,510	1,480,768	7,272,766	2,931,462
Payment-in-kind	1,454,009	453,974	2,855,450	2,347,371
Other income	776,944	—	949,445	—
Total investment income	28,112,964	24,759,502	84,180,718	80,653,536
Expenses:
Base management fee	4,653,657	3,772,669	13,583,748	13,381,545
Performance-based incentive fee	2,471,085	2,497,843	5,146,696	8,528,663
Interest and expenses on debt	7,808,175	5,565,240	21,119,041	17,363,511
Administrative services expenses	538,125	521,625	1,592,375	1,564,875
Other general and administrative expenses	692,178	626,213	2,002,723	1,882,793
Expenses before Management Fees waiver and provision for taxes	16,163,220	12,983,590	43,444,583	42,721,387
Debt issuance costs	—	—	2,696,498	—
Make-whole premium	—	—	2,162,526	—
Management Fees waiver	—	—	—	(1,427,253)
Provision for taxes	300,000	—	900,000	—
Net expenses	16,463,220	12,983,590	49,203,607	41,294,134
Net investment income	11,649,744	11,775,912	34,977,111	39,359,402
Realized and unrealized (loss) gain on investments and debt:
Net realized (loss) gain on investments on:
Non-controlled, non-affiliated investments	(43,486,868)	17,085,362	(33,757,334)	31,754,691
Non-controlled and controlled, affiliated investments	(56,148,032)	342,086	(56,375,131)	11,199,690
Net realized (loss) gain on investments	(99,634,900)	17,427,448	(90,132,465)	42,954,381
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	36,381,944	(12,925,765)	7,535,406	(15,407,098)
Non-controlled and controlled, affiliated investments	57,045,559	(927,824)	45,366,352	(34,752,509)
Debt depreciation	186,504	1,560,376	9,914,139	3,086,378
Net change in unrealized appreciation (depreciation) on investments and debt	93,614,007	(12,293,213)	62,815,897	(47,073,229)
Net realized and unrealized loss (gain) from investments and debt	(6,020,893)	5,134,235	(27,316,568)	(4,118,848)
Net increase in net assets resulting from operations	$5,628,851	$16,910,147	$7,660,543	$35,240,554
Net increase in net assets resulting from operations per common share	$0.08	$0.24	$0.11	$0.50
Net investment income per common share	$0.17	$0.17	$0.51	$0.55

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which today has more than $3 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com